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                         DELMARVA POWER & LIGHT COMPANY

                                    BY-LAWS

                                   ARTICLE I
                                    Offices

     Section 1. The principal office of the Company in the State of Delaware shall be at 800 King Street in the City of Wilmington and County of New Castle. The Company may also have offices at such other places as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            Meetings of Stockholders

     Section 1. The Annual Meeting of the stockholders of the Company shall be held for the purpose of electing directors and for the transaction of only such business as is properly brought before the meeting in accordance with the By-Laws. The Annual Meeting shall take place at such time and location as determined by resolution of the Board of Directors on the last Thursday of May in each year, unless such day is a legal holiday, in which case it shall be held on the first day thereafter which is not a legal holiday, and on any subsequent day or days to which such meeting may be adjourned. In case the Annual Meeting of Stockholders should not be held on the day fixed therefor, or should be finally adjourned without completing the election of directors, such election may be held subsequently at a special stockholders' meeting, called as hereinafter provided. The time and place for said annual meeting shall be set at least sixty (60) days prior to the date of each annual meeting. A notice of the time and place shall be given to each stockholder entitled to vote at least twenty (20) days before the date of the meeting, in person or by letter mailed to his last known post office address.

  To be properly brought before the Annual Meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, or (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such
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business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     No business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this Article II, provided, however, that nothing in this Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

     The Chairman/Chairwoman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if he/she should so determine, he/she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 2. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each Class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At each Annual Meeting of stockholders, successors to the class of directors whose term expires at the Annual Meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the Annual Meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders by the Board of Directors, at the direction of the Board by any nominating committee or person appointed by the Board, or by any stockholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than fifty (50) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and
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record address of such stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein.

     The Chairman/Chairwoman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and if he/she should so determine, he/she shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 3. At each Annual Meeting of the stockholders of the Company, independent public accountants shall be appointed by vote of the holders of shares of the Common Stock, to audit the accounts and records of the Company and its subsidiaries and to report on the financial statements for the current fiscal year.

     Section 4. At least ten (10) days before every election a complete list of stockholders entitled to vote, arranged in alphabetical order, shall be prepared and shall be open at the place where said election is to be held and at the Company's principal place of business for said ten (10) days to the inspection of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be present.

     Section 5. Except as otherwise required by law, a representation of at least a majority of the outstanding capital stock of the Company issued and entitled to vote shall constitute a quorum requisite for the transaction of business at all meetings of the stockholders; less than such quorum, however, shall have power to adjourn any meeting from time to time without notice.

     Section 6. Each stockholder of record having the right to vote at meetings shall be entitled to one vote for each share of stock standing in his name upon the books of the Company, to be voted by the stockholder in person, or by duly authorized proxy or attorney. The record date for determining stockholders entitled to vote shall be fixed under the provisions of Section 3 of Article XVI hereof, provided that if the transfer books are not closed and no record date is fixed, the date on which the notice of the meeting is given, as provided for in
Section 9 of this Article II, shall be the record date for determining stockholders entitled to vote. No authority as proxy or attorney shall be valid unless executed in writing and dated not more than eleven (11) months prior to the meeting at which it is to be used, except as otherwise provided by law.

     Section 7. All questions shall be decided by vote of a majority of the stock present or represented and entitled to vote, unless otherwise especially provided by law.

     Section 8. Special meetings of the stockholders may be held outside the State of Delaware and may be called by the Chairman/Chairwoman, the President, or the Board of Directors.

     Section 9. In addition to any notice which may be required by law, notice of the Annual Meeting for the election of directors and of all special meetings of the stockholders shall be given by delivering or sending by mail written or printed notice thereof, stating the object of such meeting, to each stockholder appearing as such on the books of the Company and entitled to vote at such meeting, and in case of mailing, at the address given
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on such books, at least ten (10) days prior to an annual meeting or a special meeting; but meetings may be held without notice if all stockholders are present in person or represented by proxy or if notice is waived, whether before or after the time stated therein, by those not present in person or represented by proxy. Except as required by statute, no notice need be given of any adjourned meeting of stockholders.

     Section 10. At each meeting of the stockholders the polls shall be opened and closed and the proxies and ballots shall be received and taken in charge of and all questions touching on the qualifications of voters and the validity of proxies and the acceptance and rejection of votes shall be decided by two (2) Inspectors of Election. The Inspectors of Election shall also, if so directed by the presiding officer of the meeting, decide and report upon the presence of a quorum. Such Inspectors of Election shall be appointed by the Board of Directors before or at the meeting, and if no such appointment shall have been made, then by the presiding officer of the meeting. If for any reason any of the Inspectors of Election previously appointed shall fail to attend or refuse or be unable to serve, Inspectors of Election in place of any so failing to attend or refusing or unable to serve shall be appointed either by the Board of Directors or by the presiding officer of the meeting. No Inspector of Election shall enter on the duties of his office or appointment until he takes and subscribes an oath or affirmation before some person qualified by law to administer oaths that he will faithfully, honestly, and impartially perform his duties as an Inspector of Election to the best of this skill and ability.

     Section 11. Article 14.1 of the Virginia Stock Corporation Act does not apply to acquisitions of shares of stock of the Company.

                                  ARTICLE III
                             Directors and Officers

     Section 1. The business and affairs of the Company shall be managed under the direction of a Board of Directors consisting of not less than three (3) nor more than fifteen (15) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office or two-thirds of the shares, represented by proxy or in person, entitled to vote and a meeting at which a quorum is present.

     Section 2. Any director of the Company may resign at any time by giving written notice to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3. The officers shall be a Chairman/Chairwoman of the Board, a President, one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, one or more Comptrollers and one or more Assistant Comptrollers, and such other officers as the Board of Directors may from time to time deem necessary. One person may hold more than one office, except that the same person shall not be President and a Vice President, or President and Secretary, or President and Treasurer.
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                                   ARTICLE IV
                         Powers and Duties of Directors

     Section 1. The Board of Directors shall choose the Chairman/Chairwoman of the Board and the President from among their number. Vacancies in the Board, except those caused by an increase in the number of directors authorized by more than two (2), may be filled by a majority of the then members of the Board of Directors, though less than a quorum.

     Section 2. The Board of Directors shall elect the Vice Presidents, a Secretary, a Treasurer, one or more Comptrollers, one or more Assistant Secretaries, one or more Assistant Treasurers, and one or more Assistant Comptrollers and shall have the power to constitute and appoint such other officers as may be found necessary and the interests of the Company may require and to fix, or delegate the power to fix, the compensation and define the duties of all such officers.

     Section 3. All the officers of the Company shall be subject to the orders of the Board and may be removed by the Board at discretion.

     Section 4. The Board of Directors may appoint from among its members an Executive Committee by vote of a majority of the number of the directors fixed by these By-Laws. A majority of the Committee shall be necessary to constitute a quorum for the transaction of business. Regular meetings of the Committee may be held on such days, and at such time as may be determined by a majority vote of its members. Additional meetings shall be held as the Chairman/Chairwoman of the Committee, or any two (2) members thereof shall from time to time call. Except as otherwise provided by law, the Committee shall have power to consider and decide upon all questions concerning the management and the affairs of the Company, including all proposed liabilities, expenditures and contracts, together with such other business as may be submitted to it from time to time by the officers of the Company between meetings of the Board of Directors, and such business shall be finally disposed of by the Committee; provided, however, that the Committee shall preserve minutes of its meetings, which shall be submitted to the Board of Directors at its regular meetings; and provided that the Committee shall have no power or authority to amend the Certificate of Incorporation or By-Laws, to adopt an agreement of merger, exchange or consolidation, to sell, lease, pledge or exchange all or substantially all of the Company's assets, to adopt or revoke a plan of dissolution, or, unless the Board expressly so provides by resolutions, to declare a dividend or issue stock.

                                   ARTICLE V
                             Meetings of Directors

     Section 1. The Board of Directors shall at the next regular meeting following the Annual Meeting of the stockholders, or at a special meeting called for that purpose, elect and appoint officers to serve for the ensuing year, and may transact such other business as may properly come before the meeting.

     Section 2. All other regular meetings of the Board of Directors shall be held at such time and place as shall be from time to time determined by resolution of the Board of Directors. Notice shall not be required of any regular meeting of the Board of Directors.
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     Section 3. Special meetings of the Board of Directors may be held at any place upon the call of the Chairman/Chairwoman of the Board or the President. The Secretary shall also call such meetings on written request of two (2) directors.

     Section 4. Any meeting of the Board of Directors may be held outside of the State of Delaware.

     Section 5. A written or printed notice of all special meetings of the Board of Directors, delivered personally or mailed or telegraphed on or before the second day preceding the date of meeting, addressed to a director at his/her usual place of residence or such other place as he/she may designate, shall be sufficient notice of such meetings. No notice shall be required to any director who shall be personally present at any meeting or who shall waive notice, whether before or after the time stated therein. A meeting may be held at any time when all of the Directors are present.

     Section 6. A quorum of the Board competent to transact business shall consist of the smallest number of directors necessary to constitute a majority of the full Board. Less than a quorum may adjourn from time to time without notice.

     Section 7. All questions shall be decided by vote of a majority of the Directors present, unless otherwise specifically provided by law or by these By-Laws. The yeas and nays on any question shall be taken and recorded on the minutes at the request of any Director.

                                   ARTICLE VI
                        Chairman/Chairwoman of the Board

     Section 1. The Chairman/Chairwoman of the Board shall, when present, preside at all meetings of the Directors and of the stockholders. He/She shall also generally have the power and perform the duties which by law and general usage appertain to the office. He/She shall be the chief executive officer of the Company and have charge of its business and affairs when so designated by resolution of the Board of Directors.

                                  ARTICLE VII
                                   President

     Section 1. The President shall be the chief operating officer of the Company and shall direct the ordinary business operations of the Company. He/She shall also be the chief executive officer of the Company and have charge of its business and affairs unless the Board of Directors has by resolution designated the Chairman/Chairwoman of the Board to be chief executive officer. He/She shall, when present, in the absence of the Chairman/ Chairwoman of the Board, preside at all meetings of the Directors and of the stockholders. He/She shall affix the corporate seal of the Company to instruments required by law, these By-Laws, or by resolution of the Board of Directors to have the seal affixed by the President. He/She shall sign certificates of stock and obligations, and shall execute contracts and other instruments in behalf of the corporation except as otherwise provided for by the Board of Directors. The President shall also generally have the powers and perform the duties which by law and general usage appertain to the office. He/She shall employ, or delegate the power to employ, such agents, managers and employees as may be
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necessary and the interest of the Company may require and shall fix, or delegate the power to fix, the compensation and define, or delegate the power to define, the duties of all such agents, managers and employees.

                                  ARTICLE VIII
                                 Vice President

     Section 1. A Vice President shall in the absence or disability or at the request of the President, perform the duties of the President, and perform such other duties as shall, from time to time, be imposed upon him/her by the Board. The performance of any such duty by a Vice President shall be conclusive evidence of his/her right to act.

                                   ARTICLE IX
                                   Secretary

     Section 1. The Secretary shall keep, in proper books provided for that purpose, a record of all meetings and proceedings of the Board of Directors, and also the minutes of the stockholders' meetings. He/She shall record all votes of the corporation. He/She shall carefully preserve and keep in his custody in the office of the Company all letters, contracts, leases, assignments, deeds and other instruments in writing and documents not properly belonging to the office of the Treasurer; shall attend to such correspondence of the Company as the Board of Directors shall direct, and shall perform such other duties as he/she may be charged with by the Board of Directors or by law or as by general usage appertain to his/her office.

                                   ARTICLE X
                             Assistant Secretaries

     Section 1. An Assistant Secretary shall, in the absence or disability or at the request of the Secretary, perform the duties of the Secretary, and perform such other duties as shall, from time to time, be imposed upon him/her by the Board. The performance of any such duty by an Assistant Secretary shall be conclusive evidence of his/her right to act.

                                   ARTICLE XI
                                   Treasurer

     Section 1. The Treasurer shall have charge of all receipts and disbursements of the Company, and shall be the custodian of the Company's funds. He/She shall have full authority to receive and give receipts for all money due and payable to the Company from any source whatever, and to endorse checks, drafts and warrants in its name and on its behalf, and to give full discharge for the same. He/She shall sign all certificates of stock, checks, notes and drafts, except as otherwise provided for by the Board of Directors. He/She shall also affix the seal of the Company to all certificates of stock and other instruments of writing required or directed by law, these By-Laws, or by resolution of the Board of Directors to have the seal affixed by him/her. He/She shall also perform such other duties as he/she may be charged with by the Board or Directors or by law or as by general usage appertain to his/her office.
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     Section 2. The Treasurer shall execute, if required by the Board, a bond in the penalty fixed by the Board, with such surety as the Board may approve, conditioned for the delivery to the President, or according to the order of the Board, in case of his/her (Treasurer's) decease, resignation or discharge, of all moneys, bonds, evidences of debt, vouchers, accounts, books, writings, and papers belonging to the Company, received by him/her or in his/her possession, charge or custody, and for the faithful performance of all duties of his/her office.

                                  ARTICLE XII
                              Assistant Treasurer

     Section 1. An Assistant Treasurer shall, in the absence or disability or at the request of the Treasurer, perform the duties of the Treasurer and perform such other duties as shall, from time to time, be imposed upon him/her by the Board. The performance of any such duty shall be conclusive evidence of his/her right to act. He/She shall execute, if required by the Board, a bond in the same manner as the Treasurer, as provided in Section 2, Article XI, of these By-Laws.

                                  ARTICLE XIII
                                  Comptroller

     Section 1. The Comptroller shall be the chief accounting officer of the Company. He/She shall cause to be kept full and accurate books and accounts of all assets, liabilities and transactions of the Company. He/She shall develop and establish systems and procedures to maintain internal controls, to report on operations, and to provide financial statements. The Comptroller shall also perform such other duties as he/she may be charged with by the Board of Directors or by law or as by general usage appertain to his/her office.

                                  ARTICLE XIV
                             Assistant Comptroller

     Section 1. An Assistant Comptroller shall, in the absence or disability or at the request of the Comptroller, perform the duties of the Comptroller and perform such other duties as shall from time to time be imposed upon him/her by the Board. The performance of any such duty shall be conclusive evidence of his/her right to act.

                                   ARTICLE XV
                                 Corporate Seal

     Section 1. The Company shall have a corporate seal, which shall be circular in form, with the name of the Company on the circumference, and "Delaware" in the center.

                                  ARTICLE XVI
                   Certificates of Stock and Transfer Thereof

     Section 1. Each stockholder of the Company shall be entitled to receive a certificate of the number of shares standing to his, her or their credit on the books of the Company, which certificate shall be signed by the President or a Vice President or other officer designated by the Board of Directors, countersigned by the Treasurer or an
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Assistant Treasurer and sealed with the common seal of the Company. The signature, countersignature and seal, or any of them, required by this Section, may be executed in facsimile, engraved or printed, if the certificate of stock is countersigned by a transfer agent or registered by a registrar appointed by the Board of Directors which shall not be the Company or an employee of the Company. In case any such officer, who has signed or countersigned or whose facsimile signature or countersignature has been placed upon such certificate, shall have ceased to be such before such certificate is issued, it may be issued by the Company with the same effect as if such officer had not ceased to be such at the date of its issue. Said certificates shall be in such form as the Board of Directors shall from time to time prescribe.

     Section 2. The shares may be transferred on the books of the Company, by the holder thereof in person or by duly authorized attorney, upon surrender of the certificates properly endorsed.

     Section 3. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of the stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

     Section 4. Where a certificate for capital stock of the Company has been lost or destroyed, the proper officers of the Company may execute and issue a new certificate therefor upon satisfactory proof of such loss or destruction and upon giving of a bond, with or without surety, to protect the Company from any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                                  ARTICLE XVII
                  Indemnification and Advancement of Expenses

     Section 1. With respect to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter and, whether threatened, pending or completed, a "proceeding"), by reason of the fact that such person is or was a director or officer of the Company, including service by such person at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, the Company shall pay the expenses (including attorneys' fees) incurred by such person in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that the payment of expenses (including attorneys' fees) incurred by such person in advance of the final disposition of such proceeding shall be made only upon receipt of (1) a written statement by such person of his or her good faith belief that he or she has met the standards of conduct that entitles him or her to indemnity and (2) an undertaking (hereinafter an "undertaking") by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter "final adjudication") that such person is not entitled to be indemnified for such expenses under this Article XVII or otherwise; and further provided that a determination is made that the facts then known to those persons making the determination to advance expenses would not preclude indemnification; and further provided that with respect to a proceeding initiated against the Company by a director or officer of the Company (including a director or officer of the Company serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise), such director or officer shall be entitled under this Section to the payment of expenses (including attorneys' fees) incurred by such person in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Company in connection with such proceeding in advance of the final disposition of such proceeding only if such proceeding was authorized by the Board of Directors of the Company.

     Section 2. With respect to any person made or threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Company, including service by such person at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, the right to indemnification and the advancement of expenses conferred by the Company's Restated Certificate and Articles of Incorporation and the right to the advancement of expenses conferred by Section 1 of this Article XVII shall be contract rights. If a claim with respect to such rights is not paid in full by the Company within sixty (60) days after a written demand has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Company seeks to recover an advancement of expenses shall also be entitled to be paid the expenses (including attorneys' fees) of prosecuting or defending such suit. In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not in a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder) it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. In any suit brought by the

Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that the person from whom the Company seeks to recover an advancement of expenses has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification hereunder (including any suit seeking to enforce a right to the advancement of expenses hereunder) or any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, neither the failure of the Company (including its directors, independent legal counsel, or its stockholders) to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor an actual determination by the Company (including its directors, met such independent legal counsel, or its stockholders) that such person has not met applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit. In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Company seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this
Article XVII or otherwise shall be on the Company.

                                 ARTICLE XVIII
                                  Fiscal Year

     Section 1. The fiscal year of this Company shall be the calendar year.

                                  ARTICLE XIX
                                   Amendments

     Section 1. These By-Laws may be altered, added to or repealed at any annual or special meeting of the stockholders or at any regular or special meeting of the Board of Directors.